Exhibit (a)(1)(I)

FORM OF GLOBAL NOTE

[FORM OF FACE OF NOTE]

, 2004	CUSIP

DYNEX CAPITAL, INC.

____________

9.50% Senior Notes Due 2007

DYNEX CAPITAL, INC., a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia (the “Company”), which term includes any Successor Company under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to the Depository Trust Company or registered assigns, the principal sum of [Forty Million Dollars ($40,000,000)] as provided herein (subject to adjustment as set forth in the fourth paragraph hereof), at the office or agency of the Company maintained for that purpose in Richmond, Virginia, or, at the option of the holder of this Global Note, at the office of the Trustee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually, on March 31 and September 30, or if such date is not a business day, the next successive business day (each a “Payment Date”), commencing September 30, 2004, on the outstanding principal balance of this Global Note at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Global Note, from the earlier of April 7, 2004 or the date of issue, or the most recent Payment Date, as the case may be, next preceding the date of this Global Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Global Note. On                     , 2007, the entire outstanding principal balance of this Global Note together with all accrued but unpaid interest hereon will be immediately due and payable in full.

Any interest on any Note that is payable, but is not punctually paid or duly provided for on said March 31 and September 30, and the continuance of such default for a period of thirty (30) days (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, either (i) by notifying the Trustee of a special record date, the amount of interest to be paid on such special record date and the date of payment (not more than 25 days after receipt by the Trustee of such interest, unless the Trustee shall consent to an earlier date) and depositing with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest on making arrangements satisfactory to the Trustee for such deposit or (ii) in any lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon notice requested by such exchange, if, after notice to the Trustee, the Trustee deems such manner of payment to be practicable.

The interest so payable on any March 31 and September 30 will be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the March 15 and September 15 (record date)

(whether or not a Business Day) next preceding such March 15 and September 15, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest shall be paid by check mailed to the registered holder at the registered address of such person unless other arrangements are made in accordance with the provisions of the Indenture.

The Company will have the right to prepay this Global Note in part or in its entirety, including all accrued Interest due thereon, at its option, anytime prior to maturity without penalty.

This Global Note shall represent all of the outstanding Notes and shall not be exchangeable for definitive Notes except as expressly provided in the Indenture. Subject to the terms of the Indenture and the execution and delivery of a supplemental indenture, the aggregate principal amount of this Global Note represented hereby may from time to time be reduced or increased to reflect exchanges of a part of this Global Note for interests in the Global Note or definitive Notes or exchanges of interests in the Global Note or definitive Notes for a part of this Global Note, redemptions or repurchases of a part of this Global Note or cancellations of a part of this Global Note or transfers of interests in the Global Note or definitive Notes in return for a part of this Global Note or transfers of a part of this Global Note effected by delivery of interests in the Global Note or definitive Notes, in each case, and in any such case, by means of notations on the Schedule of Exchanges, Redemptions, Repurchases, Cancellations and Transfers on the last page hereof. Subject to the first sentence of this paragraph, (i) exchanges of a part of this Global Note for interests in the Global Note or definitive Notes, (ii) exchanges of interests in the Global Note or definitive Notes for a part of this Global Note, (iii) redemptions or repurchases of a part of this Global Note, (iv) cancellations of a part of this Global Note, (v) transfers of interests in the Global Note or definitive Notes in return for a part of this Global Note and (vi) transfers of a part of this Global Note effected by delivery of interests in the Global Note or definitive Notes may be effected without the surrendering of this Global Note, provided that appropriate notations on the Schedule of Exchanges, Redemptions, Repurchases, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Global Note resulting therefrom or as a consequence thereof.

Reference is made to the further provisions of this Global Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Global Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Global Note to be duly executed under its corporate seal.

DYNEX CAPITAL, INC.

By:
Name:	Stephen J. Benedetti
Title:	Executive Vice President and Chief Financial Officer

Attest:

Name:
Title:	Assistant Secretary

CERTIFICATE OF AUTHENTICATION

Dated:                     , 2004

This is one of the Notes described in the within-named Indenture.

Wachovia Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

DYNEX CAPITAL, INC.

9.50% Senior Notes Due 2007

This Global Note is one of a duly authorized issue of Notes of the Company, designated as its 9.50% Senior Notes Due 2007 (herein called the “Notes”), limited to the aggregate principal amount of $40,000,000, all issued or to be issued under and pursuant to an Indenture dated as of                     , 2004 (the “Indenture”), between the Company and Wachovia Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized hereon, and each holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used but not defined in this Global Note shall have the meanings ascribed to them in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, alter the obligation of the Company to repurchase the Notes at the option of the holders upon the occurrence of a Change of Control, or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, subject to the terms set forth in the Indenture without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. The Company and the Trustee may amend or supplement the Indenture without notice to or consent of any holder of Notes in certain events specified in the Indenture. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes, or a default in respect of a covenant or provision of the Indenture that under Article IX thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Global Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Global Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Global Note or such other Notes.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Subject to the terms of the Indenture, the Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes are redeemable at the option of the Company at any time. The Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, at the price of 100% of the outstanding principal amount, together with accrued interest to the date fixed for redemption; provided that if the date fixed for redemption is a date on or after the record date for the next following Payment Date and on or before the next following Payment Date, then the interest payable on such following Payment Date shall be paid to the holder on the record date for the next following Payment Date.

If a Change of Control (as defined in the Indenture) shall occur at any time, then each holder of Notes shall have the right to require that the Company repurchase such holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the repurchase date pursuant to an offer to be made by the Company and in accordance with the procedures set forth in the Indenture.

Upon due presentment for registration of transfer of this Global Note at the office or agency of the Company in Richmond, Virginia, or at the option of the holder of this Global Note, at the Corporate Trust Office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the conditions and limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Global Note (whether or not this Global Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Global Note.

No recourse for the payment of the principal of or any premium or interest on this Global Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

[FORM OF OPTION TO ELECT REPAYMENT

UPON A CHANGE OF CONTROL]

To: Dynex Capital, Inc.

The undersigned registered owner of this Global Note hereby irrevocably acknowledges receipt of a notice from Dynex Capital, Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Global Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Global Note, together with accrued interest to such date, to the registered holder hereof.

Dated:
Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $

NOTICE: The option to elect payment upon a Change of Control must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[FORM OF ASSIGNMENT]

For value received                                                   hereby sell(s), assign(s) and transfer(s) unto                              (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

NOTICE: The assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

NOTICE: Transfers are subject to the limitations set forth in the Indenture.

SCHEDULE A

SCHEDULE OF EXCHANGES,

REDEMPTIONS, REPURCHASES, CANCELLATIONS AND TRANSFERS

The initial principal amount of this Global Note is U.S. [$40,000,000.] The following additions to principal, redemptions, repurchases, exchanges of a part of this Global Note for an interest in the Global Note or definitive Notes have been made:

Principal Amount Added on Exchange of Interest in the Global Note or Definitive Notes	Principal Amount Redeemed, Repurchased Exchanged for Interest in the Global Note or Definitive Notes	Remaining Principal Amount Outstanding Following such Transaction

10